UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2015

POLYMER GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14330	57-1003983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina		28269
(Address of Principal Executive Offices)		(Zip Code)

(704) 697-5100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 5, 2015, management and the Audit Committee of the Board of Directors (the “Audit Committee”) of Polymer Group, Inc. (“PGI” or the “Company”) concluded that the Company’s previously issued unaudited interim consolidated financial statements as of and for the quarterly periods ended June 28, 2014 and September 27, 2014 should no longer be relied upon due to an error in the accounting for noncontrolling interest associated with the acquisition of Companhia Providência Indústria e Comércio, a Brazilian corporation (“Providência”). Accordingly, concurrently with this Current Report on Form 8-K on February 9, 2015, the Company is filing an amendment to its quarterly report on Form 10-Q for the quarterly period ending September 27, 2014, which was originally filed with the Securities and Exchange Commission on November 12, 2014, to restate its financial statements as of and for the quarterly period ending September 27, 2014. The Company also expects to file an amendment to its quarterly report on Form 10-Q for the quarterly period ending June 28, 2014 to restate its financial statements for the quarterly period ending June 28, 2014, which will also include the new segment presentation adopted in the Company’s third fiscal quarter and finalization of purchase accounting for a prior acquisition.

On June 11, 2014, PGI acquired an approximately 71.25% controlling interest in Providência. As required by Brazilian law, a subsidiary of PGI filed a mandatory tender offer registration request with the Securities Commission of Brazil (Comissão de Valores Mobiliários) in order to launch, after its approval, a tender offer to acquire all of the remaining outstanding capital stock of Providência from the minority shareholders (the “Mandatory Tender Offer”). Once the Mandatory Tender Offer is approved and launched, the minority shareholders will have the right, but not the obligation, to sell their remaining outstanding capital stock of Providência to a subsidiary of PGI. The Company originally presented the noncontrolling interest in the equity section of the Consolidated Balance Sheets of the Company. Subsequently, the Company determined that Accounting Standards Codification 480 - “Distinguishing Liabilities from Equity” requires the noncontrolling interest to be presented as mezzanine equity on the Consolidated Balance Sheets and adjusted to its estimated maximum redemption amount at each balance sheet date. The restated financial information will include amended disclosures to correct the errors related to the presentation of the redeemable noncontrolling interest on the Consolidated Balance Sheets as of June 28, 2014 and September 27, 2014. The restatement only impacts the Consolidated Balance Sheets, the Consolidated Statement of Changes in Equity and certain footnote disclosures. The restatement has no impact on the Consolidated Statements of Comprehensive Income (Loss) or the Consolidated Statements of Cash Flows.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm.

The impact of making this restatement when compared to its previously reported Consolidated Balance Sheet as of September 27, 2014 is as follows:

	September 27, 2014
In thousands	As Previously Reported	Restatement Adjustments	RESTATED
Redeemable noncontrolling interest	$—	$93,645	$93,645

Additional paid-in-capital	298,164	(4,447)	293,717
Total Polymer Group, Inc. shareholders' equity	49,504	(4,447)	45,057
Noncontrolling interest	89,839	(89,198)	641
Total equity	139,343	(93,645)	45,698
Total liabilities, redeemable noncontrolling interest and total equity	$2,127,616	$—	$2,127,616

The summary impact of making this restatement when compared to its previously reported Consolidated Balance Sheet as of June 28, 2014 is as follows:

	June 28, 2014
In thousands	As Previously Reported	Restatement Adjustments	RESTATED
Redeemable noncontrolling interest	$—	$100,467	$100,467

Additional paid-in-capital	296,911	(9,631)	287,280
Total Polymer Group, Inc. shareholders' equity	132,533	(9,631)	122,902
Noncontrolling interest	91,543	(90,836)	707
Total equity	224,076	(100,467)	123,609
Total liabilities, redeemable noncontrolling interest and total equity	$2,242,733	$—	$2,242,733

In addition to the above, the Company will recast in its unaudited interim consolidated financial statements as of and for the quarterly periods ended June 28, 2014 (i) for the finalization of purchase accounting related to a prior acquisition and to (ii) reflect the Company’s segment reporting changes made during the third quarter of 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC

Date: February 9, 2015	By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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